Exhibit 25.5

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

DEUTSCHE BANK NATIONAL TRUST COMPANY

(Exact name of trustee as specified in its charter)

13-3347003
(Jurisdiction of Incorporation or	(I.R.S. Employer
organization if not a U.S. national bank)	Identification no.)

2000 AVENUE of the STARS
9th FL, NORTH TOWER
LOS ANGELES, CA	90071
(Address of principal executive offices)	(Zip Code)

K. Hovnanian Enterprises, Inc.

(Exact name of obligor as specified in its charter)

California	22-2423583
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

Copies To:

110 West Front Street,

P.O. Box 500,

Red Bank, N.J., 07701

(Address and Zip Code of Principal Executive Offices)

6.25% Senior Notes Due 2016

(Title of the Indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee.

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Office of the Comptroller	1114 Avenue of the
of the Currency	Americas, Suite 3900
New York, New York 10036

(b)	Whether it is authorized to exercise corporate trust powers. Yes.

Item 2.	Affiliations with Obligor.

If the obligor is an affiliate of the Trustee, describe each such affiliation.

None.

Item 3. -15.	Not Applicable

Item 16.	List of Exhibits.

Exhibit 1 -	Articles of Association as amended on April 15, 2002*

Exhibit 2 -	Certificate of the Comptroller of the Currency dated March 11, 2004*

Exhibit 3 -	Certification of Fiduciary Powers dated March 11, 2004*

Exhibit 4 -	Existing By-Laws of Deutsche Bank National Trust Company as amended dated May 21, 2003*

Exhibit 5 -	Not applicable.

Exhibit 6 -	Consent of Deutsche Bank National Trust Company required by Section 321(b) of the Act. Copy attached.

Exhibit 7 -	Reports of Condition of Deutsche Bank National Trust Company, dated as of March 31, 2013. Copy attached.

Exhibit 8 -	Not Applicable.

Exhibit 9 -	Not Applicable.

*	Incorporated by reference to Registration Number 333-113187

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, Deutsche Bank National Trust Company, a national banking association, organized and existing under the laws of the United States, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the city of Santa Ana, and State of California, on the 3rd day of July, 2013.

DEUTSCHE BANK NATIONAL TRUST COMPANY

By:	/s/ Victoria Y. Douyon
Name:	Victoria Y. Douyon
Title:	Vice President

Exhibit 6

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 in connection with the proceeds issue by K. Hovnanian Enterprises, Inc., we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange commission upon request therefor.

July 3, 2013

Deutsche Bank National Trust Company

By:	/s/ Victoria Y. Douyon
Victoria Y. Douyon
Vice President

Exhibit 7

DEUTSCHE BANK NATIONAL TRUST COMPANY

Balance Sheet

Dollar amounts in thousands		Quarter End Date 3/31/2013
1. Cash and balances due from depository institutions (from Schedule RC-A):			1.
a. Noninterest-bearing balances and currency and coin	RCON0081	0	1.a.
b. Interest-bearing balances	RCON0071	25,594	1.b.
2. Securities:			2.
a. Held-to-maturity securities (from Schedule RC-B, column A)	RCON1754	0	2.a.
b. Available-for-sale securities (from Schedule RC-B, column D)	RCON1773	97,236	2.b.
3. Federal funds sold and securities purchased under agreements to resell:			3.
a. Federal funds sold	RCONB987	0	3.a.
b. Securities purchased under agreements to resell	RCONB989	0	3.b.
4. Loans and lease financing receivables (from Schedule RC-C):			4.
a. Loans and leases held for sale	RCON5369	0	4.a.
b. Loans and leases, net of unearned income	RCONB528	0	4.b.
c. LESS: Allowance for loan and lease losses	RCON3123	0	4.c.
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	RCONB529	0	4.d.
5. Trading assets (from Schedule RC-D)	RCON3545	0	5.
6. Premises and fixed assets (including capitalized leases)	RCON2145	899	6.
7. Other real estate owned (from Schedule RC-M)	RCON2150	0	7.
8. Investments in unconsolidated subsidiaries and associated companies	RCON2130	0	8.
9. Direct and indirect investments in real estate ventures	RCON3656	0	9.
10. Intangible assets:			10.
a. Goodwill	RCON3163	0	10.a.
b. Other intangible assets (from Schedule RC-M)	RCON0426	0	10.b.
11. Other assets (from Schedule RC-F)	RCON2160	37,250	11.
12. Total assets (sum of items 1 through 11)	RCON2170	160,979	12.
13. Deposits:			13.
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)	RCON2200	0	13.a.
1. Noninterest-bearing	RCON6631	0	13.a.1.
2. Interest-bearing	RCON6636	0	13.a.2.
b. Not applicable			13.b.
14. Federal funds purchased and securities sold under agreements to repurchase:			14.
a. Federal funds purchased	RCONB993	0	14.a.
b. Securities sold under agreements to repurchase	RCONB995	0	14.b.
15. Trading liabilities (from Schedule RC-D)	RCON3548	0	15.
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)	RCON3190	0	16.
17. Not applicable			17.
18. Not applicable			18.
19. Subordinated notes and debentures	RCON3200	0	19.
20. Other liabilities (from Schedule RC-G)	RCON2930	28,603	20.
21. Total liabilities (sum of items 13 through 20)	RCON2948	28,603	21.
22. Not applicable			22.
23. Perpetual preferred stock and related surplus	RCON3838	0	23.
24. Common stock	RCON3230	50,000	24.
25. Surplus (exclude all surplus related to preferred stock)	RCON3839	50,539	25.
26. Not available			26.
a. Retained earnings	RCON3632	31,815	26.a.
b. Accumulated other comprehensive income	RCONB530	22	26.b.
c. Other equity capital components	RCONA130	0	26.c.
27. Not available			27.
a. Total bank equity capital (sum of items 23 through 26.c)	RCON3210	132,376	27.a.
b. Noncontrolling (minority) interests in consolidated subsidiaries	RCON3000	0	27.b.
28. Total equity capital (sum of items 27.a and 27.b)	RCONG105	132,376	28.
29. Total liabilities and equity capital (sum of items 21 and 28)	RCON3300	160,979	29.

Dollar amounts in thousands
1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2012	RCON6724	2	M.1.
2. Bank’s fiscal year-end date	RCON8678	1231	M.2.